EXHIBIT 23.1
                                  ------------






[Letter Head of McGovern, Hurley, Cunningham]






                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3, Registration No. 333-45511, filed by Altair International Inc. with the Securities and Exchange Commission of our report dated February 9, 1998, except for Note 2(b)(i) which is dated March 19, 1998 appearing in the Annual Report on Form 10-K of Altair International Inc. for the year ended December 31, 1997.


                                              McGovern, Hurley, Cunningham

                                              /s/McGovern, Hurley, Cunningham

                                              Chartered Accountants


North York, Canada
March 27, 1998